PROSPECTUS SUPPLEMENT No. 1 (TO PROSPECTUS DATED MAY 7, 2007)	Filed Pursuant to Rule 424(b)(3) File No. 333-141472
IDM PHARMA, INC.
5,349,563 SHARES OF COMMON STOCK

     This prospectus supplement No. 1 supplements and amends the prospectus dated May 7, 2007, or the Prior Prospectus, relating to the resale from time to time of up to 5,349,563 shares of our common stock by the selling stockholders named in the Prior Prospectus and the selling stockholders’ donees, pledgees or successors, which includes 4,566,995 shares of common stock of IDM Pharma, Inc. and 782,568 shares of common stock of IDM Pharma, Inc. issuable upon the exercise of warrants.
     This prospectus supplement should be read in conjunction with the Prior Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prior Prospectus.
     We are filing this prospectus supplement to reflect the distribution by each of Alta BioPharma Partners, L.P., IDM Chase Partners (Alta Bio), LLC, Alta Embarcadero BioPharma Partners, LLC, Alta BioPharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero BioPharma Partners III, LLC of the shares registered for such entities pursuant to the Prior Prospectus, not including the shares registered for such entities that are issuable upon exercise of warrants, to the individuals and entities set forth below. Each of Alta BioPharma Partners, L.P., IDM Chase Partners (Alta Bio), LLC, Alta Embarcadero BioPharma Partners, LLC, Alta BioPharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero BioPharma Partners III, LLC will continue to hold warrants subsequent to the distribution. This prospectus supplement does not impact any other selling stockholders set forth in the table appearing under the caption “Selling Stockholders” on pages 16 and 19 of the Prior Prospectus, or the Original Selling Stockholder Table.
     The Original Selling Stockholder Table is hereby amended and supplemented by amending the references therein to Alta BioPharma Partners, L.P., IDM Chase Partners (Alta Bio), LLC, Alta Embarcadero BioPharma Partners, LLC, Alta BioPharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero BioPharma Partners III, LLC and the shares held by such entities as set forth in the table below. The contents of footnotes (2) through (7) referenced below are not impacted by this prospectus supplement. For purposes of this prospectus supplement, the applicable percentages of ownership in the table below are based upon (1) an aggregate of 17,958,182 shares of our common stock issued and outstanding as of May 21, 2007 and (2) the 782,568 shares of common stock issuable to selling stockholders upon exercise of warrants. Shares reflected in the table below include only shares issuable upon exercise of warrants. Shares beneficially owned after the offering, as reflected in the table below, are subject to a resale offering pursuant to a separate registration statement.

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
Alta BioPharma Partners, L.P.(2)	37,719	37,719	0	*

IDM Chase Partners (Alta Bio), LLC(3)	21,541	21,541	0	*

Alta Embarcadero BioPharma Partners, LLC(4)	1,421	1,421	0	*

Alta BioPharma Partners III, L.P.(5)	111,160	111,160	0	*

Alta BioPharma Partners III GmbH & Co. Beteiligungs KG(6)	7,465	7,465	0	*

Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
Alta Embarcadero BioPharma Partners III, LLC(7)	2,739	2,739	0	*

*	Less than 1%.

(1)	For purposes of this prospectus supplement, “Prior to the Offering” means as of May 21, 2007 and prior to the offering by the selling stockholders of the securities registered under this prospectus for resale.
     The Original Selling Stockholder Table is also hereby amended and supplemented by adding the stockholders identified in the table below and the related footnotes set forth below. For purposes of this prospectus supplement, the applicable percentages of ownership in the table below are based upon (1) an aggregate of 17,958,182 shares of our common stock issued and outstanding as of May 21, 2007 and (2) the 782,568 shares of common stock issuable to selling stockholders upon exercise of warrants. Shares beneficially owned after the offering, as reflected in the table below, are subject to a resale offering pursuant to a separate registration statement.

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
1999 FARAH HYDER CHAMPSI REVOCABLE TRUST(15)	2,995	2,995	0	*

Adviesbeheer GIMV Life Sciences 2004 NV(15)	3,519	3,519	0	*

AIG Pinestar II (Aqua) Holdings, L.P.(15)	64,525	31,114	33,411	*

ALISON DE BORD(15)	865	865	0	*

Alta Partners Profit Sharing Trust FBO Khaled Nasr(15)	235	235	0	*

Anne Davis, Trustee, or her successors in trust under the Anne Davis Living Trust dated January 22, 2004 and any amendments thereto(15)	807	389	418	*

Arnold T. Hagler Separate Property Trust dtd 9/17/97(15)	235	235	0	*

Auda Ventures L.P.(15)	35,189	35,189	0	*

B.A. Ventures, Inc.(15)	985	718	267	*

Bank of America Capital Corporation(15)	12,905	6,223	6,682	*

Bear Stearns Securities Corporation Custodian FBO Craig S. Andrews IRA A/C 868-90029-16(15)	215	104	111	*

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
Beatrix Trust of 1989(15)	176	176	0	*

Blackboard Ventures Inc.(15)	35,189	35,189	0	*

Brice F. Lockard 2004 Trust(15)	586	586	0	*

California Public Employees’ Retirement Fund(15)	297,189	185,818	111,371	*

Charles Homcy(15)	586	586	0	*

Charles R. Stuckey Jr. Individual Account(15)	430	207	223	*

Christopher T. Walsh(15)	117	117	0	*

CNP Assurances(15)	7,038	7,038	0	*

Constance Corcoran Miller Trust U/A/D 10/04/05(15)	376	181	195	*

Continental Investments Corporation LLC(15)	586	586	0	*

Craig L. Burr 1985 Children’s Trust(15)	1,662	1,105	557	*

Daniel H. Case Separate Property Non-Exempt Marital Trust(15)	108	52	56	*

Daniel Janney and Noelle Montgomery Family Trust(15)	2,719	1,579	1,140	*

David Mack(15)	69	69	0	*

Deleage Children’s Trust F/B/O Andre Deleage(16)	972	801	171	*

Deleage Children’s Trust F/B/O Emmanuel Deleage(16)	972	801	171	*

Deleage Children’s Trust F/B/O Michel Deleage(16)	972	801	171	*

Deleage Children’s Trust F/B/O Phillippe Deleage(16)	972	801	171	*

Dennis J. Purcell Individual Account(15)	108	52	56	*

DeSoto Securities Company(15)	11,730	11,730	0	*

Dolly Champsi(15)	587	587	0	*

Dow Employees’ Pension Plan(15)	21,113	21,113	0	*

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
E&H Hitchcock Charitable Foundation(15)	470	470	0	*

Edward E. Penhoet Individual Account(17)	3,226	1,718	1,508	*

Edward Hurwitz(15)	1,960	1,960	0	*

Edward M. Brown Individual Account(15)	108	52	56	*

Eileen A. McCarthy(15)	357	172	185	*

EKATERINA SMIRNYAGINA(15)	346	346	0	*

Employees’ Retirement System of the State of Rhode Island(15)	78,206	55,932	22,274	*

Fathman Family Trust(15)	94	94	0	*

Finedix B.V.(15)	21,508	10,371	11,137	*

Flolette Trust of 1970(15)	352	352	0	*

Funfte MPC Global Equity GmbH & Co. KG(15)	2,815	2,815	0	*

G. Kirk Raab Individual Account	645	311	334	*

Garrett Gruener(15)	2,416	1,469	947	*

GC&H Investments, LLC(15)	1,446	1,001	445	*

GF Private Equity Group, LLC(15)	4,692	4,692	0	*

GIMV NV(15)	19,940	19,940	0	*

Guy Nohra and Linda Nohra, Nohra Living Trust(15)	2,130	1,295	835	*

Hambrecht & Quist California(15)	860	415	445	*

Harris S. Barton and Megan Barton 2001 Trust(15)	235	235	0	*

Howard Hughes Medical Institute(15)	23,459	23,459	0	*

JP Morgan Partner (BHCA), LP(15)	258,101	124,456	133,645	*

Invesco Venture Partnership Fund III, L.P.(15)	16,421	16,421	0	*

J. Sanford Miller(15)	376	181	195	*

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
Jade Finance Ltd.(15)	2,346	2,346	0	*

Janet Sahr(15)	1,173	1,173	0	*

JEAN DELEAGE GRANDCHILDREN’S TRUST(15)	415	415	0	*

Jean J. Deleage(18)	17,315	1,549	15,766	*

Jeffrey Beatty Child & Diane Donnelly Child, Trustees of the Child Family Trust U/O/T dated December 31, 1997(15)	215	104	111	*

John S. Kiley(15)	59	59	0	*

Joseph C. Cook, Jr.(15)	235	235	0	*

JP Morgan Chase Bank as Directed Trustee for the Corning Incorporated Retirement Master Trust(15)	21,508	10,371	11,137	*

Kiley Revocable Trust(15)	469	469	0	*

Kingsley Profit Sharing Trust(15)	64	31	33	*

KJM Florida Trust(15)	586	586	0	*

Le Serre(15)	162	78	84	*

Lockard/Marduel Revocable Trust(15)	6,371	5,231	1,140	*

Lotus BioScience Investment Holdings Limited(15)	11,730	11,730	0	*

Marc Tessier-Lavigne(15)	59	59	0	*

Mario M. Rosati, Trustee of the Mario M. Rosati Trust U/D/T 1/5/90(15)	193	93	100	*

Matignon Developpement 3(15)	11,730	11,730	0	*

Mellon Bank as Trustee for Account #1084-09FN46-0(15)	1,076	519	557	*

Mellon Bank as Trustee for Account #1084-316H01-4(15)	1,076	519	557	*

Mellon Bank as Trustee for Account #MRPF-170783-3(15)	6,647	4,420	2,227	*

MELLON BANK NA as Agent for Account #1026-020287-0(15)	3,227	1,556	1,671	*

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
MELLON BANK NA as Agent for Account #1026-402383-0(15)	3,227	1,556	1,671	*

Mellon Bank NA as Agent for Account 1026-047185-0(15)	9,384	9,384	0	*

Mellon Bank NA as Trustee for Account #1026-362369-0(15)	2,346	2,346	0	*

Mellon Trust of New England, NA as Trustee for the Employee Retirement Income Plan Trust of the Minnesota Mining & Manufacturing Company(15)	58,647	58,647	0	*

Michael G. Dovey Individual Account(15)	215	104	111	*

Nancy S. Mueller Revocable Trust(15)	1,173	1,173	0	*

Northstar Venture Management PST FBO Terrance McGuire(15)	215	104	111	*

Nouvelle BioMerieux Alliance(15)	4,300	2,073	2,227	*

Novo Venture 1 A/S(15)	23,459	23,459	0	*

OCP US Venture Funds Inc.(15)	46,917	46,917	0	*

Ohana Holdings, LLC(15)	14,076	14,076	0	*

Omidyar Network Fund, Inc.(15)	4,692	4,692	0	*

Private Market Fund, L.P.(15)	21,508	10,371	11,137	*

PROBITAS FUNDS GROUP, LLC(15)	12	12	0	*

Raijacur N.V.(15)	8,604	4,149	4,455	*

Rainicur N.V.(15)	8,604	4,149	4,455	*

Ralph J. Roberts, Jr.(15)	1,173	1,173	0	*

Richard T. Haiduck Individual Account(15)	430	207	223	*

RockPoint Capital II, LLC(15)	4,692	4,692	0	*

Sanford R. Robertson and Jeanne Robertson Trustees of the Robertson Revocable Trust dated 11/27/02(15)	1,076	519	557	*

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
Sequoia Holdings LLC(15)	28,151	28,151	0	*

Soparexo(15)	12,905	6,223	6,682	*

State Street Custodial Services (Ireland) Limited as Custodian for SWIP Private Equity Fund of Funds II PLC(15)	23,459	23,459	0	*

Steven L. Gex & Elizabeth P. Gex Trustees of the Gex Family Trust U/D/T June 26, 1992(15)	235	235	0	*

STRAIN FAMILY TRUST dtd June 29, 2005(15)	346	346	0	*

Swanson Family Fund, Ltd.(15)	1,290	622	668	*

Sweetwater Trust(15)	7,038	7,038	0	*

Taha Tippu Hyder Champsi(15)	586	586	0	*

Teachers Insurance and Annuity Association of America(15)	70,377	70,377	0	*

The Alexandra Trust(15)	176	176	0	*

The Christopher Trust of 1998(15)	176	176	0	*

The Cleric Trust of 1970(15)	352	352	0	*

The Cribord Trust of 1970(15)	352	352	0	*

The Forgan Family Trust Dated 8/24/99(15)	94	94	0	*

The Laurent-Alexis Trust(15)	176	176	0	*

The Northwestern Mutual Life Insurance Company(15)	23,459	23,459	0	*

The Nottingham Trust(15)	108	52	56	*

The Skoll Foundation(15)	4,692	4,692	0	*

The Skoll Fund(15)	4,692	4,692	0	*

The Tusher Family Limited Partnership(15)	1,173	1,173	0	*

			Shares
	Number of Shares		Beneficially
	Beneficially	Number of	Owned After
	Owned Prior to	Shares Being	Offering
Selling Stockholders	Offering (1)	Offered	Number	Percent
Thomas and Pauline Tusher 1976 Family Trust(15)	2,346	2,346	0	*

Thomas B. King(15)	375	375	0	*

Thuban Partners(15)	176	176	0	*

Timothy M. Mayleben(15)	469	469	0	*

Union Carbide Employees’ Pension Plan(15)	14,076	14,076	0	*

Vierte MPC Global Equity Gmbh & Co. KG(15)	4,692	4,692	0	*

Waldemar Jantz(15)	586	586	0	*

Wells Fargo Bank, N.A. FBO Marino Polestra, TUA - Account # 71272401(15)	861	415	446	*

William J. Rutter Individual Account(15)	2,152	1,038	1,114	*

William P. Egan 1985 Children’s Trust F/B/O Gregory J. Egan(15)	457	220	237	*

William P. Egan 1985 Children’s Trust F/B/O Kristen E. Reed(15)	457	220	237	*

William P. Egan 1985 Children’s Trust F/B/O Mark P. Egan(15)	457	220	237	*

William P. Egan 1985 Children’s Trust F/B/O William P. Egan III(15)	457	220	237	*

WS Investment Company 98A(15)	1,742	840	902	*

WS Investment Company, LLC (2004A)(15)	469	469	0	*

WS Investment Company, LLC (2004C)(15)	235	235	0	*

Zoe M. Lockard 2004 Trust(15)	586	586	0	*

*	Less than 1%.

(1)	For purposes of this prospectus supplement, “Prior to the Offering” means as of May 21, 2007 and prior to the offering by the selling stockholders of the securities registered under this prospectus for resale.

(15)	This selling stockholder is or has in the past three years held a limited or general partnership in one or more of Alta BioPharma Partners, L.P., IDM Chase Partners (Alta Bio), LLC, Alta Embarcadero BioPharma Partners, LLC, Alta BioPharma Partners III, L.P., Alta BioPharma Partners III GmbH & Co. Beteiligungs KG and Alta Embarcadero BioPharma Partners III, LLC, which entities are affiliated with Jean Deleage, Ph.D. and Edward Penhoet, Ph.D., each of whom currently serves on our board of directors.

(16)	This selling stockholder is affiliated with Dr. Deleage, who currently serves on our board of directors.

(17)	Dr. Penhoet currently serves on our board of directors. Beneficial Ownership includes options to purchase 1,397 shares of our common stock which will be exercisable as of July 20, 2007.

(18)	Dr. Deleage currently serves on our board of directors. Beneficial Ownership includes options to purchase 14,642 shares of our common stock which will be exercisable as of July 20, 2007.
     Information regarding selling stockholders is based on information provided by or on behalf of the selling stockholders, and may change over time. Any changed information will be set forth in further prospectus supplements and/or amendments.
     Investing in our common stock or the notes involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 3 of the Prior Prospectus, as well as the section entitled “Risk Factors” included in our recent quarterly and annual reports filed with the Securities and Exchange Commission.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus Supplement is May 21, 2007.